Exhibit 10.1

Equity Transfer Agreement

The Agreement is jointly signed on April 23, 2010 in Shanghai by the Parties hereunder:

Seller: Shanghai La Chapelle Garment and Accessories Company Ltd. (Party A)
Address: 270 Caoxi Road, Shanghai
Buyer:Ever-Glory International Group Apparel Inc. (Party B)
Address: 509 Chengxin Thoroughfare, Jiangning Development Zone, Nanjing

Shanghai La Go Go Fashion Company Limited (Subject Company) has 10 million of RMB Yuan as registered capital, 4 million of RMB Yuan was invested by Party A accounting for 40% of the total registered capital. In the light of governing laws and regulations, through friendly negotiations by the Parties, the following articles are agreed upon:

Article I  The Equity Transferred and Transferring Price
1. Party A transfers 40% of Subject Company’s total equity to Party B at the price of 6.18 million of RMB Yuan.
2. All and any rights and interests affiliated to the transferred equity are transferred along with it.
3. The Buyer is obliged to complete the payment for the transferred equity within 30 days after the signing of this Agreement.

Article II  Covenants and Warranties
Party A warrants that Party A legally owns the equity transferred to Party B as stipulated in Article I, and Party A has a full and effective disposition of the transferred. Party A warrants no mortgate or security right is attached to the transferred, and no claim is and will be made by any third party on the transferred.

Article III  Agreement Breach Liabilities
Nil

Article IV  Dispute Resolution
The Agreement abides by the laws of People’s Republic of China and only explanations by which are applicable.
Any dispute arisen with or related to the Agreement shall be resolved through friendly negotiations. In the case of a failed negotiation, the issue shall be submitted to Shanghai Arbitration Commission or sued at The People’s Court.

Article V  Others
1. The Agreement is made in 4 duplicates, 1 is held by each Party, 1 by the Subject Company, and 1 is used in the Business Administration formalities.
2. The Agreement takes effect upon being signed by each and all Parties.

(blank below)
Party A (Signature & Stamp)	Party B (Signature & Stamp)

1 | Page